EXHIBIT 23.1

                    KPMG LLP
                    Suite 3100
                    717 North Harwood Street
                    Dallas, TX 75201-6585

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

Weblink Wireless, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-111328, 333-109409 and 333-106044) on Forms S-3 and S-8 of Metrocall Holdings, Inc. of our report dated February 21, 2003, except for note 15(a) which is as of March 1, 2003, with respect to the consolidated balance sheet of Weblink Wireless, Inc. as of December 31, 2002, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the periods from January 1, 2002 through September 8, 2002 and September 9, 2002 through December 31, 2002, which report appears in the Form 8-K of Metrocall Holdings, Inc. Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

January 14, 2004